New York Mortgage Trust Reports
Third Quarter 2018 Results

NEW YORK, NY - November 5, 2018 (GLOBE NEWSWIRE) - New York Mortgage Trust, Inc. (Nasdaq: NYMT) (“NYMT,” the “Company,” “we,” “our” or “us”) today reported results for the three and nine months ended September 30, 2018.

Summary of Third Quarter 2018:

•	Earned net income attributable to common stockholders of $28.0 million, or $0.21 per share (basic), and comprehensive income to common stockholders of $18.2 million, or $0.14 per share.

•	Earned net interest income of $19.6 million and portfolio net interest margin of 255 basis points.

•
Recognized book value per common share of $5.72 at September 30, 2018, a decrease of less than 1% from June 30, 2018, resulting in an economic return of 2.8% for the quarter and an annualized economic return of 7.1% for the nine months ended September 30, 2018.

•	Declared third quarter dividend of $0.20 per common share that was paid on October 26, 2018.

•
Issued 14,375,000 shares of common stock through an underwritten public offering and 2,443,487 shares of common stock under our at-the-market equity offering program, resulting in total net proceeds to the Company of $101.2 million.

•	Acquired residential and multi-family credit assets totaling $161.5 million.

•	Sold residential mortgage loans, including distressed residential mortgage loans, for aggregate proceeds of approximately $30.1 million.

Management Overview

Steven Mumma, NYMT’s Chairman and Chief Executive Officer, commented: "The Company had a solid quarter of earnings and book value, with GAAP earnings of $0.21 per common share and book value at $5.72, down $0.04 from the previous quarter. The Company delivered a 2.8% economic return for the quarter and a 7.1% annualized economic return for the nine months ended September 30, 2018. The Company raised a total of $101.2 million in common equity during the quarter at an average net price of $6.02, or approximately 4% accretive to our June 30, 2018 book value.
The Company’s net interest margin improved 16 basis points to 255 basis points from the previous quarter. The improvement is largely attributable to our continued focus on credit sensitive assets in both residential and multi-family, adding $161.5 million during the quarter. The Company continues to see improved valuations for multi-family assets, with our multi-family CMBS contributing $12.3 million in unrealized gains during the quarter. The Company also benefited from a $3.6 million recovery in one of our multi-family joint venture equity investments which had been previously written down.
The Company sold distressed loans for total proceeds of $30.1 million in the quarter and anticipates more sales in the fourth quarter. The previously announced internalization of the single family residential credit strategy progressed nicely during the quarter with the addition of 11 employees, bringing the total number of new hires year-to-date to 12 employees. We continue to work towards a mutual early termination of our external management agreement and anticipate a final transition strategy for those services by the end of the year.
As we look at the fourth quarter of 2018, our pipeline for new investments is strong, with over $390 million in purchases or commitments to purchase credit assets, including securities and loans. We believe the addition of our new team of residential credit professionals, together with our existing team, has us well positioned for 2019. Consistent with our approach in recent years, we will continue to focus on credit assets as we believe these assets give us the best balance of risk and return."

Capital Allocation

The following tables set forth our allocated capital by investment type at September 30, 2018, our interest income and interest expense by investment type, and the weighted average yield, average cost of funds, and portfolio net interest margin for our average interest earning assets (by investment type) for the three months ended September 30, 2018 (dollar amounts in thousands):

Capital Allocation at September 30, 2018:
	Agency RMBS(1)	Multi-Family (2)	Distressed Residential (3)	Other (4)	Total
Carrying Value	$1,055,433	$947,851	$474,717	$145,228	$2,623,229
Liabilities
Callable(5)	(852,325)	(278,334)	(141,396)	(35,830)	(1,307,885)
Non-Callable	—	(29,870)	(23,727)	(101,504)	(155,101)
Convertible	—	—	—	(130,251)	(130,251)
Hedges (Net) (6)	8,760	—	—	—	8,760
Cash (7)	10,554	1,992	7,478	45,744	65,768
Goodwill	—	—	—	25,222	25,222
Other	2,123	(8,816)	18,783	(33,143)	(21,053)
Net Capital Allocated	$224,545	$632,823	$335,855	$(84,534)	$1,108,689
% of Capital Allocated	20.2%	57.1%	30.3%	(7.6)%	100.0%

Net Interest Income- Three Months Ended September 30, 2018:
Interest Income	$7,479	$19,668	$6,058	$1,899	$35,104
Interest Expense	(4,860)	(4,047)	(2,182)	(4,412)	(15,501)
Net Interest Income (Expense)	$2,619	$15,621	$3,876	$(2,513)	$19,603

Portfolio Net Interest Margin - Three Months Ended September 30, 2018
Average Interest Earning Assets (8)	$1,121,180	$681,040	$456,240	$140,960	$2,399,420
Weighted Average Yield on Interest Earning Assets (9)	2.67%	11.55%	5.31%	5.39%	5.85%
Less: Average Cost of Funds (10)	(2.22)%	(5.04)%	(4.96)%	(4.19)%	(3.30)%
Portfolio Net Interest Margin (11)	0.45%	6.51%	0.35%	1.20%	2.55%

(1)	Includes Agency fixed-rate RMBS and Agency ARMs.

(2)
The Company, through its ownership of certain securities, has determined it is the primary beneficiary of the Consolidated K-Series and has consolidated the Consolidated K-Series into the Company’s condensed consolidated financial statements.  Carrying Value and Average Interest Earning Assets for the quarter exclude all Consolidated K-Series assets other than those securities actually owned by the Company. Interest income amounts represent interest income earned by securities that are actually owned by the Company. A reconciliation of net capital allocated to and net interest income from multi-family investments is included below in “Additional Information.”

(3)	Includes $260.8 million of distressed residential mortgage loans, $112.5 million of distressed residential mortgage loans, at fair value, and $98.2 million of Non-Agency RMBS.

(4)
Other includes residential mortgage loans held in securitization trusts amounting to $60.5 million, residential second mortgage loans, at fair value of $69.4 million, investments in unconsolidated entities amounting to $13.5 million and mortgage loans held for sale and mortgage loans held for investment totaling $2.0 million. Mortgage loans held for sale and mortgage loans held for investment are included in the Company’s accompanying condensed consolidated balance sheets in receivables and other assets. Other non-callable liabilities consist of $45.0 million in subordinated debentures and $56.5 million in residential collateralized debt obligations.

(5)	Includes repurchase agreements.

(6)	Includes derivative assets and variation margin.

(7)
Includes $7.5 million in deposits held in our distressed residential securitization trusts to be used to pay down outstanding debt. These deposits are included in the Company’s accompanying condensed consolidated balance sheets in receivables and other assets.

(8)	Our Average Interest Earning Assets is calculated each quarter based on daily average amortized cost.

(9)	Our Weighted Average Yield on Interest Earning Assets was calculated by dividing our annualized interest income for the quarter by our Average Interest Earning Assets for the quarter.

(10)
Our Average Cost of Funds was calculated by dividing our annualized interest expense for the quarter by our average interest bearing liabilities, excluding our subordinated debentures and convertible notes, which generated interest expense of approximately $0.7 million and $2.7 million, respectively, for the quarter. Our Average Cost of Funds includes interest expense on our interest rate swaps.

(11)
Portfolio Net Interest Margin is the difference between our Weighted Average Yield on Interest Earning Assets and our Average Cost of Funds, excluding the weighted average cost of subordinated debentures and convertible notes.

Prepayment History

The following table sets forth the constant prepayment rates (“CPR”) for selected asset classes, by quarter, for the quarterly periods indicated.

Quarter Ended	Agency Fixed-Rate RMBS	Agency ARMs	Residential Securitized Loans
September 30, 2018	7.3%	14.6%	23.1%
June 30, 2018	5.9%	16.3%	20.1%
March 31, 2018	5.4%	10.2%	10.8%
December 31, 2017	6.3%	12.9%	22.1%
September 30, 2017	12.8%	9.4%	18.2%

Third Quarter Earnings Summary

For the quarter ended September 30, 2018, we reported net income attributable to common stockholders of $28.0 million as compared to $23.8 million in the quarter ended June 30, 2018.

We generated net interest income of $19.6 million and a portfolio net interest margin of 255 basis points for the quarter ended September 30, 2018 as compared to net interest income of $17.5 million and a portfolio net interest margin of 239 basis points for the quarter ended June 30, 2018. The $2.1 million increase in net interest income in the third quarter was primarily due to a $1.2 million increase in net interest income generated by our distressed residential portfolio and a $1.4 million increase in net interest income generated by our multi-family portfolio. Net interest income generated by our Agency RMBS portfolio decreased by $0.6 million primarily due to a decrease in average interest earning assets and an increase in funding costs for that portfolio during the quarter.

The main components of other income for the quarters ended September 30, 2018 and June 30, 2018, respectively, are detailed in the following table (dollar amounts in thousands):

	Three Months Ended
Other Income (Loss)	September 30, 2018	June 30, 2018
Recovery of loan losses	$840	$437
Realized gain (loss) on investment securities and related hedges, net	299	(8,654)
Realized gain on distressed residential mortgage loans at carrying value, net	1,806	2,021
Net gain on residential mortgage loans at fair value	643	97
Unrealized gain on investment securities and related hedges, net	2,275	12,606
Unrealized gain on multi-family loans and debt held in securitization trusts, net	12,303	12,019
Income from operating real estate and real estate held for sale in consolidated variable interest entities	1,380	1,253
Other income	4,757	228
Total other income	$24,303	$20,007

For the quarter ended September 30, 2018, we recognized other income of $24.3 million primarily comprised of the following:

•	Unrealized gain of $12.3 million on our Consolidated K-Series investments due to continued tightening of credit spreads from the previous quarter.

•	Total net gain of $2.4 million from our residential mortgage loans, including distressed residential mortgage loans, primarily generated by sales during the period.

•	Other income of $4.8 million primarily related to a $3.6 million valuation recovery from a joint venture equity investment and $1.2 million in income from other equity investments.

•	Unrealized gain of $2.3 million from our interest rate swaps accounted for as trading instruments.

The change in net realized gain on investment securities and related hedges of $9.0 million and the decrease in net unrealized gain on investment securities and related hedges of $10.3 million from the previous quarter can be primarily attributed to the final liquidation of our Agency IO portfolio in the quarter ended June 30, 2018.

The following table details the general and administrative expenses for the quarters ended September 30, 2018 and June 30, 2018 respectively (dollar amounts in thousands):

	Three Months Ended
General and Administrative Expenses	September 30, 2018	June 30, 2018
Salaries, benefits and directors’ compensation	$4,219	$3,173
Base management and incentive fees	844	809
Other general and administrative expenses	1,977	2,103
Total general and administrative expenses	$7,040	$6,085

The change in general and administrative expenses is primarily related to the increase in salaries and benefits due to the increase in employee headcount as part of the internalization of our single family residential credit strategy. We expect the increase to be offset by a decrease in base management and incentive fees upon expiration of our external management agreement.

The following table sets out the operating expenses related to our distressed residential mortgage loans and the operating real estate and real estate held for sale in consolidated variable interest entities for the quarters ended September 30, 2018 and June 30, 2018, respectively (dollar amounts in thousands):

	Three Months Ended
Operating Expenses	September 30, 2018	June 30, 2018
Expenses related to distressed residential mortgage loans	$2,117	$1,811
Expenses related to operating real estate and real estate held for sale in consolidated variable interest entities	755	873
Total operating expenses	$2,872	$2,684

The increase in operating expenses in the third quarter can be primarily attributed to our distressed residential loan strategy, including due diligence expenses for loan purchases and appraisal costs related to loan sales.

The results of operations applicable to the operating real estate and real estate held for sale in consolidated variable interest entities included in the Company's condensed consolidated statements of operations for the three months ended September 30, 2018 are as follows (dollar amounts in thousands):

Three Months Ended September 30, 2018
Income from operating real estate and real estate held for sale in consolidated variable interest entities	$1,380
Expenses related to operating real estate and real estate held for sale in consolidated variable interest entities	(755)
Net income from operating real estate and real estate held for sale in consolidated variable interest entities	625
Net income from operating real estate and real estate held for sale in consolidated variable interest entities attributable to non-controlling interest	(517)
Net income from operating real estate and real estate held for sale in consolidated variable interest entities attributable to Company's common stockholders	$108

Analysis of Changes in Book Value

The following table analyzes the changes in book value of our common stock for the quarter ended September 30, 2018 (amounts in thousands, except per share):

	Quarter Ended September 30, 2018
	Amount	Shares	Per Share(1)
Beginning Balance	$715,967	124,313	$5.76
Common stock issuance, net(2)	101,795	16,902
Balance after share issuance activity	817,762	141,215	5.79
Dividends declared	(28,243)		(0.20)
Net change in accumulated other comprehensive income:
Investment securities (3)	(9,874)		(0.07)
Net income attributable to Company's common stockholders	28,048		0.20
Ending Balance	$807,693	141,215	$5.72

(1)	Outstanding shares used to calculate book value per share for the ending balance is based on outstanding shares as of September 30, 2018 of 141,214,528.

(2)	Includes amortization of stock based compensation.

(3)	The $9.9 million decrease related to investment securities is primarily due to a decline in the value of the Agency RMBS portfolio for the three months ended September 30, 2018.

Conference Call

On Tuesday, November 6, 2018 at 9:00 a.m., Eastern Time, New York Mortgage Trust's executive management is scheduled to host a conference call and audio webcast to discuss the Company’s financial results for the three and nine months ended September 30, 2018. The conference call dial-in number is (877) 312-8806. The replay will be available until Tuesday, November 13, 2018 and can be accessed by dialing (855) 859-2056 and entering passcode 3993317. A live audio webcast of the conference call can be accessed via the Internet, on a listen-only basis, at the Company's website at http://www.nymtrust.com. Please allow extra time, prior to the call, to visit the site and download the necessary software to listen to the Internet broadcast.

Third quarter 2018 financial and operating data can be viewed in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, which is expected to be filed with the Securities and Exchange Commission on or about November 9, 2018. A copy of the Form 10-Q will be posted at the Company’s website as soon as reasonably practicable following its filing with the Securities and Exchange Commission.

About New York Mortgage Trust

New York Mortgage Trust, Inc. is a Maryland corporation that has elected to be taxed as a real estate investment trust for federal income tax purposes (“REIT”). NYMT is an internally managed REIT in the business of acquiring, investing in, financing and managing mortgage-related and residential housing-related assets and targets multi-family CMBS, direct financing to owners of multi-family properties through preferred equity and mezzanine loan investments, residential mortgage loans, including second mortgages and loans sourced from distressed markets, non-Agency RMBS, Agency RMBS and other mortgage-related and residential housing-related investments. Headlands Asset Management, LLC provides investment management services to the Company with respect to certain of its distressed residential loans. For a list of defined terms used from time to time in this press release, see “Defined Terms” below.

Defined Terms

The following defines certain of the commonly used terms in this press release: “RMBS” refers to residential mortgage-backed securities comprised of adjustable-rate, hybrid adjustable-rate, fixed-rate, interest only and inverse interest only, and principal only securities; “Agency RMBS” refers to RMBS representing interests in or obligations backed by pools of residential mortgage loans issued or guaranteed by a federally chartered corporation ("GSE"), such as the Federal National Mortgage Association (“Fannie Mae”) or the Federal Home Loan Mortgage Corporation (“Freddie Mac”), or an agency of the U.S. government, such as the Government National Mortgage Association (“Ginnie Mae”); "Non-Agency RMBS" refers to RMBS backed by performing, re-performing and non-performing mortgage loans; “Agency ARMs” refers to Agency RMBS comprised of adjustable-rate and hybrid adjustable-rate RMBS; "Agency fixed-rate RMBS" refers to Agency RMBS comprised of fixed-rate RMBS; “IOs” refers collectively to interest only and inverse interest only mortgage-backed securities that represent the right to the interest component of the cash flow from a pool of mortgage loans; “Agency IOs” refers to an IO that represents the right to the interest component of cash flow from a pool of residential mortgage loans issued or guaranteed by a GSE, or an agency of the U.S. government; “POs” refers to mortgage-backed securities that represent the right to the principal component of the cash flow from a pool of mortgage loans; “ARMs” refers to adjustable-rate residential mortgage loans; “residential securitized loans” refers to prime credit quality ARMs held in securitization trusts; “distressed residential mortgage loans” or "distressed residential loans" refers to pools of performing and re-performing fixed-rate and adjustable-rate, fully amortizing, interest-only and balloon, seasoned mortgage loans secured by first liens on one- to four-family properties; “CMBS” refers to commercial mortgage-backed securities comprised of commercial mortgage pass-through securities, as well as IO or PO securities that represent the right to a specific component of the cash flow from a pool of commercial mortgage loans; “multi-family CMBS” refers to CMBS backed by commercial mortgage loans on multi-family properties; “multi-family securitized loans” refers to the commercial mortgage loans included in the Consolidated K-Series; “CDO” refers to collateralized debt obligation; “CLO” refers to collateralized loan obligation; and "Consolidated K-Series” refers to Freddie Mac- sponsored multi-family loan K-Series securitizations, of which we, or one of our special purpose entities, own the first loss PO securities and certain IO and/or mezzanine securities issued by them.

Additional Information

We determined that the Consolidated K-Series were variable interest entities and that we are the primary beneficiary of the Consolidated K-Series. As a result, we are required to consolidate the Consolidated K-Series’ underlying multi-family loans including their liabilities, income and expenses in our condensed consolidated financial statements. We have elected the fair value option on the assets and liabilities held within the Consolidated K-Series, which requires that changes in valuations in the assets and liabilities of the Consolidated K-Series be reflected in our condensed consolidated statements of operations.

A reconciliation of our net capital allocated to multi-family investments to our condensed consolidated financial statements as of September 30, 2018 is set forth below (dollar amounts in thousands):

Multi-family loans held in securitization trusts, at fair value	$10,070,834
Multi-family CDOs, at fair value	(9,504,313)
Net carrying value	566,521
Investment securities available for sale, at fair value	133,511
Total CMBS, at fair value	700,032
Preferred equity investments, mezzanine loans and investments in unconsolidated entities	228,562
Real estate under development (1)	22,185
Real estate held for sale in consolidated variable interest entities	29,558
Mortgages and notes payable in consolidated variable interest entities	(32,486)
Financing arrangements, portfolio investments	(278,334)
Securitized debt	(29,870)
Cash and other	(6,824)
Net Capital in Multi-Family	$632,823

(1)	Included in the Company’s accompanying condensed consolidated balance sheets in receivables and other assets.

A reconciliation of our net interest income in multi-family investments to our condensed consolidated financial statements for the three months ended September 30, 2018 is set forth below (dollar amounts in thousands):

Three Months Ended September 30, 2018
Interest income, multi-family loans held in securitization trusts	$86,458
Interest income, investment securities, available for sale (1)	2,481
Interest income, preferred equity investments and mezzanine loans (1)	5,874
Interest expense, multi-family collateralized debt obligation	(75,145)
Interest income, Multi-Family, net	19,668
Interest expense, investment securities, available for sale	(3,317)
Interest expense, securitized debt	(730)
Net interest income, Multi-Family	$15,621

(1)	Included in the Company’s accompanying condensed consolidated statements of operations in interest income, investment securities and other.

Cautionary Statement Regarding Forward-Looking Statements

When used in this press release, in future filings with the Securities and Exchange Commission (“SEC”) or in other written or oral communications, statements which are not historical in nature, including those containing words such as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “would,” “could,” “goal,” “objective,” “will,” “may” or similar expressions, are intended to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and, as such, may involve known and unknown risks, uncertainties and assumptions.

Forward-looking statements are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to it. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to the Company. If a change occurs, the Company’s business, financial condition, liquidity and results of operations may vary materially from those expressed in its forward-looking statements. The following factors are examples of those that could cause actual results to vary from the Company’s forward-looking statements: changes in interest rates and the market value of the Company’s investments; changes in credit spreads; changes in the long-term credit ratings of the U.S., Fannie Mae, Freddie Mac, and Ginnie Mae; market volatility; changes in the prepayment rates on the mortgage loans underlying the Company’s investment securities; increased rates of default and/or decreased recovery rates on the Company's assets; the Company's ability to identify and acquire its targeted assets, including assets in its investment pipeline; the Company’s ability to borrow to finance its assets and the terms thereof; changes in governmental laws, regulations or policies affecting the Company’s business; the Company’s ability to maintain its qualification as a REIT for federal tax purposes; the Company’s ability to maintain its exemption from registration under the Investment Company Act of 1940, as amended; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. These and other risks, uncertainties and factors, including the risk factors described in the Company’s reports filed with the SEC pursuant to the Exchange Act, could cause the Company’s actual results to differ materially from those projected in any forward-looking statements it makes. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect the Company. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For Further Information

CONTACT:    AT THE COMPANY
Kristine R. Nario-Eng
Chief Financial Officer
Phone: (646) 216-2363
Email: KNario@nymtrust.com

FINANCIAL TABLES FOLLOW

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands, except share data)

	September 30, 2018	December 31, 2017
	(unaudited)
ASSETS
Investment securities, available for sale, at fair value (including pledged securities of $899,065 and $1,076,187, as of September 30, 2018 and December 31, 2017, respectively, and $51,751 and $47,922 held in securitization trusts as of September 30, 2018 and December 31, 2017, respectively)	$1,287,188	$1,413,081
Residential mortgage loans held in securitization trusts, net	60,459	73,820
Residential mortgage loans, at fair value	181,910	87,153
Distressed residential mortgage loans, net (including $96,493 and $121,791 held in securitization trusts as of September 30, 2018 and December 31, 2017, respectively)	260,837	331,464
Multi-family loans held in securitization trusts, at fair value	10,070,834	9,657,421
Derivative assets	8,760	10,101
Cash and cash equivalents	57,471	95,191
Investment in unconsolidated entities	43,736	51,143
Preferred equity and mezzanine loan investments	198,277	138,920
Real estate held for sale in consolidated variable interest entities	29,558	64,202
Goodwill	25,222	25,222
Receivables and other assets	102,659	108,567
Total Assets (1)	$12,326,911	$12,056,285
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Financing arrangements, portfolio investments	$1,130,659	$1,276,918
Financing arrangements, residential mortgage loans	177,226	149,063
Residential collateralized debt obligations	56,504	70,308
Multi-family collateralized debt obligations, at fair value	9,504,313	9,189,459
Securitized debt	53,597	81,537
Mortgages and notes payable in consolidated variable interest entities	32,486	57,124
Accrued expenses and other liabilities	88,186	82,126
Subordinated debentures	45,000	45,000
Convertible notes	130,251	128,749
Total liabilities (1)	11,218,222	11,080,284
Commitments and Contingencies
Stockholders' Equity:
Preferred stock, $0.01 par value, 7.75% Series B cumulative redeemable, $25 liquidation preference per share, 6,000,000 shares authorized, 3,000,000 shares issued and outstanding	72,397	72,397
Preferred stock, $0.01 par value, 7.875% Series C cumulative redeemable, $25 liquidation preference per share, 4,140,000 shares authorized, 3,600,000 shares issued and outstanding	86,862	86,862
Preferred stock, $0.01 par value, 8.00% Series D Fixed-to-Floating Rate cumulative redeemable, $25 liquidation preference per share, 5,750,000 shares authorized and 5,400,000 shares issued and outstanding	130,496	130,496
Common stock, $0.01 par value, 400,000,000 shares authorized, 141,214,528 and 111,909,909 shares issued and outstanding as of September 30, 2018 and December 31, 2017, respectively	1,412	1,119
Additional paid-in capital	927,585	751,155
Accumulated other comprehensive (loss) income	(35,323)	5,553
Accumulated deficit	(75,736)	(75,717)
Company's stockholders' equity	1,107,693	971,865
Non-controlling interest in consolidated variable interest entities	996	4,136
Total equity	1,108,689	976,001
Total Liabilities and Stockholders' Equity	$12,326,911	$12,056,285

(1)
Our condensed consolidated balance sheets include assets and liabilities of consolidated variable interest entities ("VIEs") as the Company is the primary beneficiary of these VIEs. As of September 30, 2018 and December 31, 2017, assets of consolidated VIEs totaled $10,381,126 and $10,041,468, respectively, and the liabilities of consolidated VIEs totaled $9,680,332 and $9,436,421, respectively.

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollar amounts in thousands, except per share data)
(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017
INTEREST INCOME:
Investment securities and other	$17,021	$9,716	$50,269	$29,716
Multi-family loans held in securitization trusts	86,458	76,186	257,179	213,242
Residential mortgage loans	2,844	1,556	7,415	4,163
Distressed residential mortgage loans	3,926	3,924	12,000	16,627
Total interest income	110,249	91,382	326,863	263,748

INTEREST EXPENSE:
Investment securities and other	10,548	5,759	30,673	17,132
Convertible notes	2,669	2,630	7,971	7,220
Multi-family collateralized debt obligations	75,145	67,030	224,310	187,835
Residential collateralized debt obligations	462	403	1,348	978
Securitized debt	1,110	1,651	3,684	5,937
Subordinated debentures	712	589	2,023	1,699
Total interest expense	90,646	78,062	270,009	220,801

NET INTEREST INCOME	19,603	13,320	56,854	42,947

OTHER INCOME (LOSS):
Recovery of loan losses	840	563	1,235	452
Realized gain (loss) on investment securities and related hedges, net	299	4,059	(11,778)	3,951
Realized gain on distressed residential mortgage loans at carrying value, net	1,806	6,689	3,054	21,024
Net gain on residential mortgage loans at fair value	643	717	573	717
Unrealized gain on investment securities and related hedges, net	2,275	1,192	26,574	1,687
Unrealized gain on multi-family loans and debt held in securitization trusts, net	12,303	2,353	31,867	5,184
Income from operating real estate and real estate held for sale in consolidated variable interest entities	1,380	2,429	4,759	4,746
Other income	4,757	6,916	8,981	12,037
Total other income	24,303	24,918	65,265	49,798

GENERAL, ADMINISTRATIVE AND OPERATING EXPENSES:
General and administrative expenses	6,196	4,242	16,129	14,196
Base management and incentive fees	844	1,386	2,486	4,355
Expenses related to distressed residential mortgage loans	2,117	2,225	5,531	6,682
Expenses related to operating real estate and real estate held for sale in consolidated variable interest entities	755	3,143	3,234	7,558
Total general, administrative and operating expenses	9,912	10,996	27,380	32,791

INCOME FROM OPERATIONS BEFORE INCOME TAXES	33,994	27,242	94,739	59,954
Income tax (benefit) expense	(454)	507	(547)	2,187
NET INCOME	34,448	26,735	95,286	57,767
Net (income) loss attributable to non-controlling interest in consolidated variable interest entities	(475)	1,110	(2,001)	3,597
NET INCOME ATTRIBUTABLE TO COMPANY	33,973	27,845	93,285	61,364
Preferred stock dividends	(5,925)	(3,225)	(17,775)	(9,675)
NET INCOME ATTRIBUTABLE TO COMPANY'S COMMON STOCKHOLDERS	$28,048	$24,620	$75,510	$51,689

Basic earnings per common share	$0.21	$0.22	$0.63	$0.46
Diluted earnings per common share	$0.20	$0.21	$0.60	$0.45
Weighted average shares outstanding-basic	132,413	111,886	119,955	111,824
Weighted average shares outstanding-diluted	152,727	131,580	140,044	129,931

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
SUMMARY OF QUARTERLY EARNINGS
(Dollar amounts in thousands, except per share data)
(unaudited)

	For the Three Months Ended
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Net interest income	$19,603	$17,500	$19,752	$15,040	$13,320
Total other income	24,303	20,007	20,953	25,218	24,918
Total general, administrative and operating expenses	9,912	8,769	8,698	8,288	10,996
Income from operations before income taxes	33,994	28,738	32,007	31,970	27,242
Income tax (benefit) expense	(454)	(13)	(79)	1,169	507
Net income	34,448	28,751	32,086	30,801	26,735
Net (income) loss attributable to non-controlling interest in consolidated variable interest entities	(475)	943	(2,468)	(184)	1,110
Net income attributable to Company	33,973	29,694	29,618	30,617	27,845
Preferred stock dividends	(5,925)	(5,925)	(5,925)	(5,985)	(3,225)
Net income attributable to Company's common stockholders	28,048	23,769	23,693	24,632	24,620
Basic earnings per common share	$0.21	$0.21	$0.21	$0.22	$0.22
Diluted earnings per common share	$0.20	$0.20	$0.20	$0.21	$0.21
Weighted average shares outstanding - basic	132,413	115,211	112,018	111,871	111,886
Weighted average shares outstanding - diluted	152,727	135,164	131,761	131,565	131,580

Book value per common share	$5.72	$5.76	$5.79	$6.00	$6.05
Dividends declared per common share	$0.20	$0.20	$0.20	$0.20	$0.20
Dividends declared per preferred share on Series B Preferred Stock	$0.48	$0.48	$0.48	$0.48	$0.48
Dividends declared per preferred share on Series C Preferred Stock	$0.49	$0.49	$0.49	$0.49	$0.49
Dividends declared per preferred share on Series D Preferred Stock	$0.50	$0.50	$0.50	$0.51	—

Capital Allocation Summary

The following tables set forth our allocated capital by investment type as well as the weighted average yield on interest earning assets, average cost of funds and portfolio net interest margin for our interest earning assets for the periods indicated (dollar amounts in thousands):

	Agency RMBS	Multi-Family	Distressed Residential	Other	Total
At September 30, 2018
Carrying value	$1,055,433	$947,851	$474,717	$145,228	$2,623,229
Net capital allocated	$224,545	$632,823	$335,855	$(84,534)	$1,108,689
Three Months Ended September 30, 2018
Average interest earning assets	$1,121,180	$681,040	$456,240	$140,960	$2,399,420
Weighted average yield on interest earning assets	2.67%	11.55%	5.31%	5.39%	5.85%
Less: Average cost of funds	(2.22)%	(5.04)%	(4.96)%	(4.19)%	(3.30)%
Portfolio net interest margin	0.45%	6.51%	0.35%	1.20%	2.55%

At June 30, 2018
Carrying value	$1,101,344	$875,563	$445,353	$154,405	$2,576,665
Net capital allocated	$250,497	$557,422	$272,534	$(64,252)	$1,016,201
Three Months Ended June 30, 2018
Average interest earning assets	$1,167,278	$639,637	$453,407	$142,975	$2,403,297
Weighted average yield on interest earning assets	2.69%	11.43%	4.51%	5.02%	5.50%
Less: Average cost of funds	(2.02)%	(4.69)%	(4.87)%	(3.99)%	(3.11)%
Portfolio net interest margin	0.67%	6.74%	(0.36)%	1.03%	2.39%

At March 31, 2018
Carrying value	$1,161,445	$836,353	$461,305	$150,461	$2,609,564
Net capital allocated	$251,405	$500,813	$282,561	$(83,992)	$950,787
Three Months Ended March 31, 2018
Average interest earning assets	$1,208,900	$612,357	$467,898	$136,135	$2,425,290
Weighted average yield on interest earning assets	2.64%	11.43%	6.25%	4.81%	5.68%
Less: Average cost of funds	(1.82)%	(4.51)%	(4.45)%	(3.25)%	(2.82)%
Portfolio net interest margin	0.82%	6.92%	1.80%	1.56%	2.86%

At December 31, 2017
Carrying value	$1,169,535	$816,805	$474,128	$140,325	$2,600,793
Net capital allocated	$264,801	$475,200	$285,766	$(49,766)	$976,001
Three Months Ended December 31, 2017
Average interest earning assets	$971,707	$596,701	$480,711	$126,447	$2,175,566
Weighted average yield on interest earning assets	2.50%	11.11%	3.68%	4.53%	5.24%
Less: Average cost of funds	(1.68)%	(4.49)%	(4.56)%	(3.22)%	(2.85)%
Portfolio net interest margin	0.82%	6.62%	(0.88)%	1.31%	2.39%

At September 30, 2017
Carrying value	$417,957	$723,170	$535,520	$136,304	$1,812,951
Net capital allocated	$90,526	$495,882	$305,668	$(46,071)	$846,005
Three Months Ended September 30, 2017
Average interest earning assets	$453,323	$536,537	$531,050	$126,848	$1,647,758
Weighted average yield on interest earning assets	1.70%	11.39%	4.37%	4.21%	5.91%
Less: Average cost of funds	(1.44)%	(4.46)%	(4.28)%	(2.57)%	(3.10)%
Portfolio net interest margin	0.26%	6.93%	0.09%	1.64%	2.81%